Exhibit 4.1

POWERWAVE TECHNOLOGIES, INC.

1.875% Convertible Subordinated Notes due 2024

INDENTURE

Dated as of November 10, 2004

DEUTSCHE BANK TRUST COMPANY AMERICAS

TRUSTEE

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b).	7.08, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.07
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	4.02, 4.03
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315 (a)	7.01(b)
(b)	7.05
(c)	7.01
(d)	7.01(c)
(e)	6.11
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05(e)
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.06
318 (a)	N.A.

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

i

Exhibit A-1	-	Form of Global Security
Exhibit A-2	-	Form of Certificated Security
Exhibit B	-	Form of Transfer Certificate

v

INDENTURE dated as of November 10, 2004 between POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation duly organized and existing under the laws of the State of New York (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 1.875% Convertible Subordinated Notes due 2024 (“Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Securities” means additional Securities (other than the Initial Securities) issued under this Indenture in accordance with Section 2.02, and subject to compliance with Article 4 hereof, as part of the same series as the Initial Securities.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means, with respect to any Security, a day that in the City of New York is not a day on which banking institutions are authorized by law or regulation to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

“Closing Date” means November 10, 2004.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Rate” means $1,000 divided by the then-applicable Conversion Price.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 60 Wall Street, New York, New York 10005, Attention: Corporate Trust and Agency Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities (including any Global Securities), a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for the Securities (or any successor securities clearing agency so registered).

“Designated Senior Indebtedness” means any particular Senior Indebtedness of the Company in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

“DTC” means The Depository Trust Company, a New York corporation.

“Ex-dividend date” means, with respect to any issuance or distribution, the date immediately prior to the commencement of “ex-dividend” trading for such issuance or distribution on The New York Stock Exchange or such other national securities exchange or The Nasdaq Stock Market or similar system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Global Securities” means a Security that is registered in the name of the Depositary or a nominee thereof.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person (as determined by the Company), or (ii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (d) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e).

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Securities” means the first $150 million aggregate principal amount of Securities issued under this Indenture on the date hereof, together with up to $50,000,000 aggregate principal amount of Securities if the Initial Purchaser’s option to purchase additional Securities is exercised.

“Initial Purchaser” means Deutsche Bank Securities Inc.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Liquidated Damages” has the meaning set forth in the Registration Rights Agreement.

“Officer” means the Chairman and Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Secretary or any Director of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 4.03 shall be signed by the Chief Accounting Officer or Chief Financial Officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.

“Opinion of Counsel” means a written opinion containing the information specified in Section 12.04 and 12.05, from legal counsel who is acceptable to the Trustee in its reasonable discretion. The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Principal Amount” or “principal amount” of a Security means the Principal Amount as set forth on the face of the Security.

“Redemption Date” or “redemption date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Registrable Securities” means all Securities and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) the date on which a Shelf Registration Statement covering such Securities and Underlying Shares has been declared effective by the SEC and such Securities and Underlying Shares having been disposed of in accordance with such effective Shelf Registration Statement, (ii) such Securities and Underlying Shares have been sold in compliance with Rule 144 or could (except with respect to affiliates of the Company within the meaning of the Securities Act) be sold in compliance with Rule 144(k), or (iii) such Securities and any Underlying Shares cease to be outstanding.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time, and with respect to any Additional Securities, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Securities to register such Additional Securities under the Securities Act.

“Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any director, managing director, vice president, assistant vice president, assistant secretary, assistant treasurer, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security attached hereto as Exhibit A-1 or A-2, as applicable, representing Securities sold.

“Restricted Securities Legend” means the legend set forth on the face of the form of the Global Security attached hereto as Exhibit A which is required to be included if such security is a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s 1.875% Convertible Subordinated Notes due 2024, as amended or supplemented from time to time, issued under this Indenture, and in the form of Security attached hereto as Exhibit A. The Initial Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Senior Indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is “pari passu” or “junior” to the Securities. Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Company to any Subsidiary of the Company (other than Indebtedness of the Company to such Subsidiary arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not a Subsidiary of the Company) or (ii) the Securities. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

“Shelf Registration Statement” has the meaning set forth in the Security.

“Stated Maturity” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security is due and payable.

“Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Underlying Shares” means the Common Stock, together with the Rights, issued upon conversion of the Securities.

“Voting Stock” of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02. Other Definitions.

Term:	Defined in Section:
Act	1.05(a	)
Additional Shares	11.01(c	)
Agent Members	2.03(a	)
Aggregate Market Premium	11.07(a	)
Applicable Share Price	11.03(a	)
beneficial owner	3.08(a	)
Change in Control	3.08(a	)
Change in Control Purchase Date	3.08(a	)
Change in Control Purchase Notice	3.08(c	)
Change in Control Purchase Price	3.08(a	)
Closing Price	11.07(b	)
Continuing Directors	3.08(a	)
Conversion Agent	2.05
Conversion Date	11.02
Conversion Obligation	11.03(a	)
Conversion Price	11.07
Conversion Retraction Period	11.03(a	)
effective date	11.01(c	)
Event of Default	6.01
Group	3.08(a	)

Term:	Defined in Section:
Legal Holiday	12.08
Notice of Default	6.01
Partial Cash Amount	11.03(a	)
Paying Agent	2.05
Payment Blockage Notice	10.02
Public Acquirer Change in Control	11.01(d	)
Public Acquirer Common Stock	11.01(d	)
QIB	2.03(a	)
Redemption Price	3.01(a	)
Registrar	2.05
Repurchase Date	3.07(a	)
Repurchase Election	3.07(c	)
Repurchase Notice	3.07(b	)
Repurchase Price	3.07(a	)
Restricted Global Security	2.01
Rights	11.07(c	)
Rule 144A Information	4.06
Security Register	2.04(a	)
Security Trading Price	11.01
Share Price	11.01(c	)
Settlement Notice Period	11.03(a	)
Stockholder Rights Plan	11.07(c	)

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including, without limitation; and

(e) words in the singular include the plural, and words in the plural include the singular.

Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.

The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Registered Securities shall be proved by the register maintained by the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the forms set forth on Exhibit A-1 and A-2, which are a part of this Indenture and incorporated by reference herein. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

Section 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer, under its corporate seal, if any, reproduced thereon. The signature of the officer of the Company on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver Initial Securities for original issue in an aggregate Principal Amount of $150,000,000 (or up to $200,000,000 if the Initial Purchaser’s option to purchase additional Securities is exercised) upon a Company Order without any further action by the Company. The Trustee shall authenticate and deliver Additional Securities permitted to be issued under this Indenture for original issue in an aggregate Principal Amount stated in paragraph 4 of any Additional Securities upon a Company Order without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the Initial Securities and Additional Securities authenticated as described in this paragraph, except as provided in Section 2.08.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

Section 2.03. Global Securities; Certificated Securities.

(a) Global Securities

(i) Securities offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued in the form of a Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(ii) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture. The Company initially designates DTC as the Depositary.

(iii) Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

(iv) Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.04 and shall be made on the records of the Trustee and the Depositary.

(v) Except for exchanges of Global Securities for Certificated Securities at the sole discretion of the Company, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (1) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (2) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so, (B) there shall have occurred and be continuing a Default with respect to such Global Security or (C) the Company decides to discontinue the use of the system of book-entry transfer through the Depositary or any successor depositary. In the event clause (A) from the preceding sentence occurs, if a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate directing the authentication and delivery of Securities, shall authenticate and deliver, Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

(vi) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article 2. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 2.04, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article 2, or (B) the Principal Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the Principal Amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 2.04(c) and as otherwise provided in this Article 2, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in Section 2.03(a)(v), the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 2 if such order, direction or request is given or made in accordance with the Applicable Procedures.

(vii) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article 2 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(viii) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof.

(ix) Subject to the provisions of clause (x) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(x) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(b) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

Section 2.04. Registration; Registration of Transfer and Exchange; Restrictions on Transfer.

(a) Registration. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 2.05 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, and subject to the other provisions of this Section 2.04, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 2.04, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

No service charge shall be made to a Holder for any registration of transfer or exchange of Securities except as provided in Section 2.08, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.04 (other than where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer and other than any stamp and other duties, if any, which may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.

In the event of a redemption of the Securities, neither the Company nor the Securities Registrar will be required (a) to register the transfer of or exchange Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer of or exchange any Security, or portion thereof, called for redemption.

(b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 2.04(b) shall be made only in accordance with this Section 2.04(b).

(i) In the event that Certificated Securities are to be issued pursuant to Section 2.03(a)(v) in connection with any transfer of Securities, such transfer may be effected only in accordance with the provisions of this clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) a Company Order from the Company directing the Trustee, as Registrar, to (x) authenticate and deliver one or more Securities of the same aggregate principal amount as the beneficial interest in the Global Security to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Securities to be so issued and appropriate delivery instructions and (y) decrease the beneficial interest of a specified Agent Member’s account in a Global Security by a specified principal amount not greater than the principal amount of such Global Security, and (B) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall decrease the principal amount of the Global Security by the specified amount and authenticate and deliver Securities in accordance with such instructions from the Company as provided in Section 2.03(a)(iii).

(ii) Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(c) Securities Act Legends. All Securities issued pursuant to this Indenture, and all Successor Securities, shall bear the Restricted Securities Legend subject to the following:

(i) subject to the following clauses of this Section 2.04(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security for which the Security was exchanged;

(ii) subject to the following clauses of this Section 2.04(c), a new Security that is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by the Security for which the new Security was exchanged;

(iii) any Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including the Shelf Registration Statement), together with their Successor Securities shall not bear a Restricted Securities Legend; the Company shall inform the Trustee in writing of the effective date of any such registration statement registering the Securities under the Securities Act and shall notify the Trustee at any time when prospectuses must be delivered with respect to Securities to be sold pursuant to such registration statement. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with or in reliance on the aforementioned registration statement;

(iv) a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security or any portion thereof that bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company by Company Order, shall authenticate and deliver such a new Security as provided in this Article 2; and

(v) notwithstanding the foregoing provisions of this Section 2.04(c), a Successor Security of a Security that does not bear a Restricted Securities Legend shall not bear such legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the written direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article 2.

(d) Common Stock Issued Upon Conversion. Any stock certificate representing shares of Common Stock issued upon conversion of the Securities shall bear the Restricted Securities Legend borne by such Securities, to the extent required by this Indenture, unless such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or sold pursuant to Rule 144(k) of the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock. With respect to the transfer of shares of Common Stock issued upon conversion of the Securities that are restricted hereunder, any deliveries of certificates, legal opinions or other instruments that would be required to be made to the Registrar in the case of a transfer of Securities, as described above, shall instead be made to the transfer agent for the Common Stock.

(e) Limitation on Duties. Neither the Trustee, the Paying Agent nor any of their agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

Section 2.05. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

Section 2.06. Paying Agent to Hold Money in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.07. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on June 18 and December 18 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.08. Replacement Securities. If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser (within the meaning of Section 8-303 of the Uniform Commercial Code), the Company shall execute, and upon the Company’s written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09. Outstanding Securities; Determinations of Holders’ Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.08 delivered to it for cancellation and those described in this Section 2.09 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Change in Control Purchase Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any, and Liquidated Damages, if any, on such Securities shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article 11, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

Section 2.10. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.05, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.11. Cancellation. All Securities surrendered for payment, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.12. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the Principal Amount of the Security or the payment of any Redemption Price, Repurchase Price or Change in Control Purchase Price in respect thereof, and accrued and unpaid interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.13. CUSIP Numbers. The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly, and in any event within ten days, notify the Trustee of any change in the CUSIP numbers.

ARTICLE 3

REDEMPTION AND PURCHASES

Section 3.01. Right To Redeem; Notices To Trustee.

(a) Optional Redemption. The Securities may be redeemed at the election of the Company, as a whole or from time to time in part:

(i) at any time on or after November 21, 2009 until November 20, 2010, in the event that the Closing Price of the Company’s Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar month preceding the calendar month in which the notice of redemption is properly mailed pursuant to Section 3.03 to Holders is more than 160% of the then applicable Conversion Price on that 30th Trading Day;

(ii) at any time on or after November 21, 2010 until November 20, 2011, in the event that the Closing Price of the Company’s Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar month preceding the calendar month in which the notice of redemption is properly mailed pursuant to Section 3.03 to Holders is more than 130% of the then applicable Conversion Price on that 30th Trading Day; or

(iii) at any time on or after November 21, 2011 and prior to the Maturity Date;

at a redemption price, payable in cash, equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon up to but not including the Redemption Date (the “Redemption Price”); provided that if the Redemption Date is on or after an interest record date, but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.

(b) Notice to Trustee. If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price. The Company shall give the notice to the Trustee provided for in this Section 3.01(b) by a Company Order at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or in accordance with any other method as the Trustee considers appropriate. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.

Securities and portions of them the Trustee selects for redemption shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as possible) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03. Notice of Redemption. At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(a)	the Redemption Date;

(b)	the Redemption Price;

(c)	the Conversion Price;

(d)	the name and address of the Paying Agent and Conversion Agent;

(e)	that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

(f)	that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

(g)	that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor, together with all accrued and unpaid interest;

(h)	if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and Principal Amounts of the particular Securities to be redeemed;

(i)	that, unless the Company defaults in making payment of such Redemption Price, interest, if any, and Liquidated Damages, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date and the Securities will cease to be convertible; and

(j)	the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company makes such request prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03 and the Company provides the Trustee with all information required for such notice of redemption.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, together with accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon, up to but not including the Redemption Date.

Section 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date, together with accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon, up to but not including the Redemption Date other than Securities or portions of Securities called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 11. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the unredeemed portion of the Principal Amount of the Security surrendered.

Section 3.07. Repurchase of Securities by the Company at Option of Holders on Specified Dates.

(a) On each of November 15, 2011, November 15, 2014 and November 15, 2019 (each, a “Repurchase Date”), each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities, or any portion of the principal amount thereof that is an integral multiple of $1,000. The Company shall repurchase such Securities at a price (the “Repurchase Price”) equal to of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon up to but not including the Repurchase Date; provided that if the applicable Repurchase Date is on or after an interest record date, but on or prior to the related interest payment date, the interest payable on such interest payment date shall be paid on such interest payment date to the Holders of record of such Securities on the applicable record date instead of the Holders surrendering such Securities for repurchase on such date.

(b) On or before 30 Business Days prior to each Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must contain the information listed in this Section 3.07(b) and be received by the Trustee at least 5 Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all Holders of record on such date a notice (the “Repurchase Notice”) to each Holder of Securities at its last address as the same appears on the Security Register, and to beneficial owners as required by applicable law; provided that if the Company shall give such notice, it shall also give written notice to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to the Holders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Each Repurchase Notice shall state, among other things:

(i) the Repurchase Price, excluding accrued and unpaid interest, the applicable Conversion Price at the time of such notice (and any applicable adjustments to the Conversion Price) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Securities on the Repurchase Date;

(ii) the Repurchase Date;

(iii) the last date on which a Holder may exercise the repurchase right;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Securities as to which a Repurchase Election has been given by the Holder may be converted into Common Shares only if the election has been withdrawn by the Holder in accordance with the terms of this Indenture;

(vi) that the Holder shall have the right to withdraw any Securities surrendered prior to the close of business on the Repurchase Date (or any such later time as may be required by applicable law);

(vii) a description of the procedures which a Holder must follow to exercise such repurchase right or to withdraw any surrendered Securities;

(viii) the CUSIP, ISIN or similar number or numbers of the Securities (if then generally in use); and

(ix) briefly, the conversion rights of the Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.07.

(c) Securities shall be repurchased pursuant to this Section 3.07 at the option of the Holder upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (a “Repurchase Election”) in the form set forth on the reverse of the Security at any time from the opening of business 20 Business Days preceding the Repurchase Date until the close of business on the Business Day immediately preceding the Repurchase Date stating:

(A) if certificated, the certificate numbers of the Securities which the Holder shall deliver to be repurchased;

(B) the portion of the principal amount of the Securities that the Holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

(C) that such Securities shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture; and

(ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), in the Borough of Manhattan such delivery or transfer being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Securities so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

If the Securities are not in certificated form, Holders must provide notice of their election in accordance with the appropriate procedures of the Depositary.

(d) No Securities shall be repurchased pursuant to this Section 3.07 if on the Repurchase Date there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Repurchase Price with respect to the Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to the Securities) in which case, upon such return, the Repurchase Election with respect thereto shall be deemed to have been withdrawn.

Section 3.08. Purchase of Securities at Option of the Holder upon Change in Control.

(a) If at any time that Securities remain outstanding there shall have occurred a Change in Control (as hereinafter defined), Securities shall be repurchased by the Company, at the option of the Holder thereof, payable in cash, at a purchase price (the “Change in Control Purchase Price”) equal to the Principal Amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, up to and including the date (the “Change in Control Purchase Date”) fixed by the Company that is not less than 45 days nor more than 60 days after the date of the Company notice described in Section 3.08(b), subject to satisfaction by or on behalf of the Holder of the requirements set forth in 3.08(c).

Whenever in this Indenture there is a reference to the principal of any Security as of any time, such reference shall be deemed to include reference to the Change in Control Purchase Price payable in respect of such Security to the extent that such Change in Control Purchase Price is, was or would be payable at such time, and express mention of the Change in Control

Purchase Price in any provision of this Indenture shall not be construed as excluding the Change in Control Purchase Price in those provisions of this Indenture when such express mention is not made.

A “Change in Control” shall be deemed to have occurred at such time after the original issuance of the Securities as any of the following occur:

(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person or group of related persons, as defined in Section 13(d) of the Exchange Act (a “Group”);

(ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

(iii) any person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding Voting Stock of or any successor to all or substantially all of the Company’s assets; or

(iv) the first day of which a majority of the members of the Company’s Board of Directors are not Continuing Directors (as hereinafter defined).

“Beneficial owner” shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act or any successor provision, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether exercisable immediately or only after the passage of time.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the original issuance of the Securities or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination or election.

(b) Within 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

(i) briefly, the events causing a Change in Control and the date of such Change in Control;

(ii) the date by which the Change in Control Purchase Notice pursuant to this Section 3.08 must be given;

(iii) the Change in Control Purchase Date;

(iv) the Change in Control Purchase Price;

(v) the name and address of the Paying Agent and the Conversion Agent;

(vi) the Conversion Price and any adjustments thereto, including the number of Additional Shares that are payable (or, if applicable, a statement that Additional Shares may be payable and the description of the manner of computation of the number of Additional Shares that will be payable), and, if such Change in Control constitutes a Public Acquirer Change in Control pursuant to Section 11.01(d), a statement as to whether the Company has elected to have the Securities convertible in Public Acquirer Common Stock pursuant to Section 11.01(d);

(vii) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(viii) that Securities must be surrendered to the Paying Agent to collect payment;

(ix) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in clause (viii);

(x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

(xi) briefly, the conversion rights of the Securities;

(xii) the procedures for withdrawing a Change in Control Purchase Notice (as specified in Section 3.09);

(xiii) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest and Liquidated Damages, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

(xiv) the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Notice in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days prior to the date by which such Notice must be given to the Holders and that, in all cases, the text of such Notice shall be prepared by the Company.

(c) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice of purchase (a “Change in Control Purchase Notice”), together with the securities subject thereto, to the Company and the Paying Agent at any time prior to the close of business on the third Business Day prior to the Change in Control Purchase Date, stating:

(i) the certificate number of the Security that the Holder will deliver to be purchased;

(ii) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 7 of the Securities.

The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.08.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.08 shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Business Day preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

Notwithstanding anything herein to the contrary, the Company’s obligations pursuant to this Section 3.08 shall be satisfied if a third party makes a change in control offer in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.08 and purchases all Securities properly tendered and not withdrawn pursuant to the requirements of this Section 3.08.

Section 3.09. Effect of Repurchase Election and Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Repurchase Election specified in Section 3.07 or the

Change in Control Purchase Notice specified in Section 3.08 the Holder of the Security in respect of which such Repurchase Election or Change in Control Purchase Notice was given shall (unless such election or notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price or the Change in Control Purchase Price, as applicable, together with all accrued and unpaid interest and Liquidated Damages, if any, thereon, to but not including the Repurchase Date or the Change in Control Purchase Date, as applicable with respect to such Security. Such Repurchase Price or Change in Control Purchase Price, together with accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon, to but not including the Repurchase Date or the Change in Control Purchase Date, as applicable, shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Repurchase Date or the Change in Control Purchase Date, as applicable, with respect to such Security (provided that the conditions in Section 3.07 or Section 3.08, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07 or Section 3.08 as applicable. Securities in respect of which a Repurchase Election or Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Repurchase Election or such Change in Control Purchase Notice unless such notice has first been validly withdrawn as specified in the following two paragraphs.

A Repurchase Election or Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Election or Change in Control Purchase Notice, as applicable, at any time prior to the close of business on the Business Day prior to the Repurchase Date or Change in Control Purchase Date, as applicable, specifying:

(i)	the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

(ii)	the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

(iii)	the Principal Amount, if any, of such Security which remains subject to the original Repurchase Election or Change in Control Purchase Notice, as applicable, and which has been or will be delivered for purchase by the Company.

Section 3.10. Deposit of Repurchase Price or Change in Control Purchase Price. Prior to 11:00 a.m. (New York City time) on the Repurchase Date or prior to 11:00 a.m. (New York City time) on the Business Day following the Change in Control Purchase Date, as applicable, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price or Change in Control Purchase Price, as applicable, together with all accrued and unpaid interest and Liquidated Damages, if any, thereon, to but not including the Repurchase Date or the Change in Control Purchase Date, as applicable, of all the Securities or portions thereof which are to be purchased as of such Repurchase Date or Change in Control Purchase Date, as applicable.

Section 3.11. Securities Purchased in Part. Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

Section 3.12. Covenant to Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Section 3.08 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Section 3.08 to be exercised in the time and in the manner specified in Section 3.08.

Section 3.13. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 12 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Redemption Price, the Repurchase Price or the Change in Control Purchase Price, including accrued and unpaid interest, if any, and Liquidated Damages, if any; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Repurchase Price or Change in Control Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of Repurchase Date or the Change in Control Purchase Date, as applicable, and accrued and unpaid interest thereon, if any, and Liquidated Damages, if any then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date or the Change in Control Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

ARTICLE 4

COVENANTS

Section 4.01. Payment of Securities. The Company shall make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, as the case may be, shall be deposited with the Trustee or Paying Agent, as the case may be, by 11:00 a.m. (New York City time) by the Company. Interest installments, Liquidated Damages, the Redemption Price, the Repurchase Price, the Change in Control Purchase Price and interest, if any, due on overdue amounts shall be considered paid on the applicable date due if at 11:00 a.m. (New York City time) on such date (or, in the case of a Change in Control Purchase Price, on the Business Day

following the Change in Control Purchase Date) the Trustee or the Paying Agent, as the case may be, holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Securities.

Section 4.02. SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided to the Trustee at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.

The receipt by the Trustee of any such reports and documents pursuant to this Section 4.02 shall not constitute notice or constructive notice of any information contained in such reports or documents or determinable from information contained in such reports or documents, including the Company’s compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

In addition, the Company shall comply with the other provisions of TIA Section 314(a).

Section 4.03. Statement of Officers as to Default. (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on January 2, 2005) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

(b) So long as any of the Securities are outstanding, within five days of any Officer becoming aware of any Default or Event of Default, the Company will deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

Section 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock delivered upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions. Whether a person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.07. Liquidated Damages. Within two business days after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect and stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such damages are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01. When the Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a)	(i) the Company shall be the continuing corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (A) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 11.13, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Subject to the provisions set forth below in this Section 6.01, an “Event of Default” occurs if:

(a)	the Company defaults in the payment of interest, if any, and Liquidated Damages, if any, payable on any Security when the same becomes due and payable and such Default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article 10 hereof;

(b)	the Company defaults in the payment of the Principal Amount, Redemption Price, Repurchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, on the Repurchase Date, upon a Change in Control Purchase Date, upon acceleration or otherwise, when due for purchase by the Company or otherwise, whether or not such payment shall be prohibited by the provisions of Article 10 hereof;

(c)	the Company fails to provide notice of the occurrence of any Change in Control as required by this Indenture, and such failure continues for 30 days;

(d)	the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default as described below;

(e)	the Company fails to pay when due the principal of indebtedness for money borrowed by the Company or its Subsidiaries in excess of $25,000,000, or the acceleration of that indebtedness that is not withdrawn within 15 days after receipt by the Company of a Notice of Default as described below;

(f)	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(g)	the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors.

A Default under clause (d) or (e) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities (including Additional Securities, if any) at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (d) or (e) above, as applicable, after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (d) or (e) above, its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02. Defaults and Remedies. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or Section 6.01(g)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount of all the Securities (including Additional Securities, if any) plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon, through the date of declaration to be immediately due and payable. Upon such a declaration, such Principal Amount plus accrued and unpaid interest, if any, and Liquidated Damages, if any, shall become and be immediately due and payable. If an Event of Default specified in Section 6.01(f) or Section 6.01(g) occurs and is continuing, the Principal Amount of all the Securities plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

The Holders of a majority in Principal Amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration (other than an Event of Default specified in Section 6.01(f) or Section 6.01(g)) and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of and accrued and unpaid interest, if any, and Liquidated Damages, if any, on the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest and Liquidated Damages, if any, on the Securities, (ii) the principal of any Security which has become due otherwise then by such declaration of acceleration, and (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and Liquidated Damages, if any, and overdue principal, which has become due otherwise than by such declaration of acceleration; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 7.07 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount of all the Securities plus all accrued and unpaid interest and Liquidated Damages, if any, thereon or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice in writing to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences, except (a) an Event of Default described in Section 6.01(a) or Section 6.01(b), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 11. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)	the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b)	the Holders of at least 25% in aggregate Principal Amount of the Securities (including Additional Securities, if any) at the time outstanding make a written request to the Trustee to pursue the remedy;

(c)	such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)	the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(e)	the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of interest installments, Liquidated Damages, if any, the Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether interest installments, Liquidated Damages, if any, the Principal Amount, Redemption Price, Repurchase Price or Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)	to file and prove a claim for any accrued and unpaid interest installments, Liquidated Damages, if any, the whole amount of the Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding; and

(b)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for any accrued and unpaid interest installments, the Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities ; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11. Undertaking to Pay Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities (including Additional Securities, if any) at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of any interest installment, Liquidated Damages, if any, the Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i)	the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 3.15(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)	this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Section 7.01(c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d) (3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), (c) and (e).

(e) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.02. Rights of Trustee. Subject to its duties and responsibilities under the TIA,

(a)	the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may obtain and, in the absence of bad faith or gross negligence on its part, conclusively rely upon an Officers’ Certificate and/or an Opinion of Counsel;

(c)	the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or gross negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

(d)	the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

(e)	the Trustee may consult with counsel selected by it and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

(f)	the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)	any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors be sufficiently evidenced by a Board Resolution;

(h)	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)	the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)	the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k)	the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(l)	neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Indenture or in connection therewith except to the extent caused by the Trustee’s gross negligence, bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but no limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.05. Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of all current Defaults known to it within 90 days after any such Default occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.01(a) and Section 6.01(b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the securities become listed on any Securities exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity. The Company agrees:

(a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any documents executed in connection herewith (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, bad faith or willful misconduct; and

to indemnify the Trustee or any predecessor Trustee and their agents, officers, directors and employees for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorneys’ fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without gross negligence, misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall notify the Company promptly of any claim asserted against it. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this paragraph, except to the extent that the Company is materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may at is option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay interest installments, Liquidated Damages, if any, the Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts, as the case may be, in respect of any particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture or the earlier termination or resignation of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or Section 6.01(g), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

Section 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(a)	the Trustee fails to comply with Section 7.10;

(b)	the Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee gives its notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

If a Trustee is removed with or without cause, all fees and expense (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing the duties hereunder shall be paid to the Trustee.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.08) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers’ Certificate and Opinion of Counsel.

Section 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, as applicable, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(a)	to comply with Article 5, Section 11.01 or Section 11.13;

(b)	to cure any ambiguity, omission, defect or inconsistency;

(c)	to make provisions with respect to the conversion right of the Holders pursuant to the requirements of Section 11.01 or Section 11.13;

(d)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

(e)	to make any change that does not adversely affect the rights of any Holder of the Securities;

(f)	to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture under the TIA; and

(g)	to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the date hereof.

Section 9.02. With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities (including Additional Securities, if any) then outstanding. The Holders of a majority in aggregate Principal Amount of the Securities (including Additional Securities, if any) then outstanding may waive compliance by the Company with restrictive provisions of this Indenture other than as set forth in this Section 9.02 below, and waive any past Default under this Indenture and its consequences, except a Default in the payment of the principal of or interest on any Security or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

Subject to Section 9.04, without the written consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)	change the Stated Maturity of the principal of, or any payment date of any installment of interest or Liquidated Damages, if any, on, any Security;

(b)	reduce the principal amount of, or the rate of interest or Liquidated Damages, if any, on, any Security, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or Liquidated Damages, if any, or the rate of accrual thereof on any Security;

(c)	change the currency for payment of principal of, or interest or Liquidated Damages, if any, on any Security;

(d)	impair the right to institute suit for the enforcement of any payment of principal of, or interest or Liquidated Damages, if any, on, any Security when due;

(e)	adversely affect the conversion rights provided in Article 11;

(f)	modify the provisions of this Indenture requiring the Company to make an offer to repurchase Securities on a Repurchase Date or upon a Change in Control in a manner adverse to the Holders of the Securities;

(g)	modify the rights of the Company to redeem the Securities in a manner adverse to the Holders of the Securities;

(h)	modify the subordination provisions of Article 10 in a manner adverse to the Holders of the Securities;

(i)	reduce the percentage of principal amount of the outstanding Securities necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;

(j)	waive a Default in the payment of the principal amount of, or interest or Liquidated Damages, if any, on, any Security (except as provided in Section 6.02); or

(k)	make any changes in Section 6.04, Section 6.07 or this paragraph.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. Failure to mail the notice or a defect in the notice shall not affect the validity of the amendment.

Section 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.04. Revocation and Effect of Consents. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

SUBORDINATION

Section 10.01. Agreement of Subordination. The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 10; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any) on all Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption, the Repurchase Price or the Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article 10 shall prevent the occurrence of any default or Event of Default hereunder.

Section 10.02. Payments to Holders. No payment shall be made with respect to the principal of, or premium, if any, or interest (including Liquidated Damages, if any) on the Securities (including, but not limited to, the Redemption Price with respect to the Securities to be called for redemption or the Repurchase Price or Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 10.05, if:

(i)	a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii)	a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of Designated Senior Indebtedness or the Company.

Subject to the provisions of Section 10.05, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

The Company may and shall resume payments on and distributions in respect of the Securities upon:

(a)	in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

(b)	in the case of a default referred to in clause (ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days pass after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 10 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Securities (except payments made pursuant to Article 8 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 10, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

For purposes of this Article 10, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 10 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 5.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Securities by the Company (including, but not limited to, the Redemption Price with respect to the Securities called for redemption or the Repurchase Price or Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 10.05, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.10 or Section 7.07. This Section 10.02 shall be subject to the further provisions of Section 10.05.

Section 10.03. Subrogation of Securities. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 10 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest (including Liquidated Damages, if any) on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10, and no payment over pursuant to the provisions of this Article 10, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 10, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 10 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 10.

Section 10.04. Authorization to Effect Subordination. Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 10.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 10.05. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 10. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 10, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 10 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 8, and any such payment shall not be subject to the provisions of Article 10.

The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.06. Trustee’s Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 9.03 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

Section 10.07. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 10.08. Certain Conversions Deemed Payment. For the purposes of this Article 10 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 11 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 11.06), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 10.08, the term “junior securities” means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 11.

Section 10.09. Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 10 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 10.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 10.10. Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 10, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE 11

CONVERSIONS

Section 11.01. Conversion Privilege.

(a) A Holder of a Security may convert any portion of the principal amount of any Security that is an integral multiple of $1,000 into fully paid and nonassessable shares of Common Stock of the Company (together with those rights specified in Section 11.07(c)) at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion, subject to the Company’s ability to elect to deliver cash or a combination of cash and Common Stock in lieu of Common Stock pursuant to Section 11.03, by surrender of the Securities to be converted in whole or in part. Such conversion right shall commence on the Issue Date of the Securities and expire at the close of business on the date of the Stated Maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures.

The initial Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article 11. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock and, upon such conversion, only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 11.

(b) If a Security is called for redemption pursuant to Article 3, the right to convert such Security shall terminate at the close of business on the second Business Day before the Redemption Date for such Security (unless the Company shall default in making the Redemption Payment then due, in which case the conversion right shall terminate on the date such Default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Election pursuant to Section 3.07 or a Change in Control Purchase Notice pursuant to Section 3.08 exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Repurchase Election or Change in Control Purchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day prior to the Repurchase Date or the Change in Control Purchase Date, as applicable, in accordance with Section 3.09.

(c) If and only to the extent a Holder timely elects to convert Securities in connection with a Change in Control that occurs at a time when the Securities are not redeemable by the Company pursuant to Section 3.01 and 10% or more of the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the consideration for the shares of Common Stock consists of (i) cash, (ii) other property, or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U. S. national securities exchange, then except as set forth in Section 11.01(d), such holder will be entitled to receive, in addition to a number of shares of

Common Stock equal to the Conversion Rate per $1,000 principal amount of Securities, an additional number of shares of Common Stock (the “Additional Shares”) as described below, subject to the Company’s conversion settlement election as described in Section 11.03; provided that if the Share Price paid in connection with such transaction is greater than $35.00 or less than $7.92 (subject in each case to adjustment as described below), no Additional Shares shall be issuable. No Additional Shares shall be issuable under this Section 11.01(c) unless the Holder elects to convert the Securities in connection with such Change in Control transaction. Notwithstanding this Section 11.01(c), if the Company elects to adjust the Conversion Rate pursuant to Section 11.01(d), the provisions of Section 11.01(d) will apply in lieu of the provisions of this Section 11.01(c).

The number of Additional Shares issuable in connection with the conversion of Securities as described in the immediately preceding paragraph will be determined by reference to the table attached as Schedule I hereto, based on the effective date of such Change in Control transaction and the Share Price paid in connection with such transaction; provided that if the Share Price is between two Share Price amounts in the table or such effective date is between two effective dates in the table, the number of Additional Shares will be determined by the Company by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two effective dates, as applicable, based on a 365-day year. The “effective date” with respect to a Change in Control transaction means the date that a Change in Control becomes effective.

If the holders of the Common Stock receive only cash in such Change in Control transaction, the “Share Price” will be the cash amount paid per share of Common Stock; otherwise, the Share Price will be the average of the Closing Prices of the Common Stock on the five consecutive Trading Days prior to but not including the effective date of such Change in Control transaction.

The Share Prices set forth in the first row of each table in Schedule I hereto will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 11.07. The adjusted Share Prices will equal the price per share of Common Stock applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth in Section 11.07.

Notwithstanding the foregoing, in no event will the total number of Additional Shares issuable upon conversion exceed 36.0000 per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 11.07.

(d) Notwithstanding the provisions of Section 11.01(c), in the case of a Public Acquirer Change in Control, the Company may, in lieu of increasing the Conversion Rate by Additional Shares as described in Section 11.01(c), elect to adjust the Conversion Rate and the related Conversion Obligation such that from and after the effective date of such Public Acquirer Change in Control, Holders of Securities will be entitled to convert their Securities into a number of shares of Public Acquirer Common Stock that have been registered, or the resale of which will be registered under the Securities Act by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change in Control by a fraction:

(i) the numerator of which will be (A) in the case of a consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into, exchanged for or constitutes solely the right to receive cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change in Control, the average of the Closing Price of the Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change in Control, and

(ii) the denominator of which will be the average of the Closing Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change in Control.

“Public Acquirer Change in Control” means an event constituting a Change in Control that would otherwise obligate the Company to increase the Conversion Rate as described in Section 11.01(c) where the acquirer (or any entity that is a directly or indirectly wholly-owned subsidiary of the acquirer) has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Change in Control (the “Public Acquirer Common Stock”). The registered shares of Public Acquirer Common Stock, or the shares of Public Acquirer Common Stock registered for resale, as the case may be, shall be listed, or approved for listing, subject only to official notice of issuance, on a national securities exchange on the Nasdaq National Market.

Upon a Public Acquirer Change in Control, if the Company so elects, Holders may convert their Securities at the adjusted Conversion Rate described in the second preceding paragraph but will not be entitled to the increased Conversion Rate described in Section 11.01(c). The Company shall notify holders of its election in its notice to Holders of the Change in Control given pursuant to Section 3.08(b) above. Holders may convert their Securities upon a Public Acquirer Change in Control during the period specified herein.

If the Company elects to adjust the Conversion Rate and the related Conversion Obligation as described in this Section 11.01(d), the Company, or the acquiring or surviving Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such adjustment to the Conversion Rate and the Conversion Obligation. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Securityholder, at its address appearing on the Security Register provided for in Section 2.04(a) of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

Section 11.02. Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in paragraph 8 of the Securities and (i) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 11.04 and (v) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs. The date on which the Holder satisfies all of the foregoing requirements is the “Conversion Date”.

As promptly as practicable after satisfaction of the requirements for conversion set forth in this Article 11, but no later than five Trading Days after the Conversion Date, subject to Section 11.03 and subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Securityholder (as if such transfer were a transfer of the Security or Securities (or portion thereof) so converted), the Company shall issue and shall deliver through the Conversion Agent to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.05, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Security or portion thereof as determined by the Company in accordance with the provisions of this Article 11, or if the Common Stock is eligible for transfer through DTC, the Company shall make a book-entry transfer of such number of shares of Common Stock through DTC, and a check or cash in respect of any fractional interest arising upon such conversion, calculated by the Company as provided in Section 11.03.

The person in whose name the certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

No payment or adjustment will be made for accrued interest, if any, or Liquidated Damages, if any, on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security (provided that the shares of Common Stock received upon conversion of Securities shall continue to accrue Liquidated Damages, as applicable, in accordance with the Registration Rights Agreement and shall be entitled to receive, at the next interest payment date, any accrued and unpaid Liquidated Damages with respect to the converted Securities), but if any Holder surrenders a Security for conversion between the record date for the payment of an installment of interest and the next interest payment date, then, notwithstanding such conversion, the interest or Liquidated Damages, if any, payable on such interest payment date shall be paid to the Holder of such Security on such record date. In such event, such Security, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the interest or Liquidated Damages, if any, payable on such interest payment date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted; provided, however, that no such check shall be required if such Security has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Security is surrendered for conversion on the interest payment date. If the Company defaults in the payment of interest or Liquidated Damages, if any, payable on such interest payment date, the Conversion Agent shall repay such funds to the Holder.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 11.03. Payment Upon Conversion; Cash Payments in Lieu of Fractional Shares.

(a) In the event that the Company receives notice of conversion on or prior to Stated Maturity or, with respect to Securities being redeemed, the applicable Redemption Date, the following procedures will apply:

If the Company chooses to satisfy all or any portion of the Company’s obligation (the “Conversion Obligation”) in cash, the Company will notify the Holder through the Trustee of the dollar amount to be satisfied in cash at any time on or before the date that is two Business Days following receipt of the notice of conversion (“Settlement Notice Period”). If the Company timely elects to pay cash to satisfy any portion of the Conversion Obligation otherwise issuable to such holder, the conversion notice may be retracted by the Holder at any time during the two Business Day period beginning on the day after the final day of the Settlement Notice Period (“Conversion Retraction Period”); no such retraction can be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted by the Holder, then settlement (in cash and/or shares) will occur no later than the third Business Day following the determination of the Conversion Price in effect on the Conversion Date. Settlement amounts will be computed as follows:

(i)	If the Company elects to satisfy the entire Conversion Obligation in Common Shares, the Company will deliver to Holders surrendering Securities for conversion, a number of Common Shares equal to (A) the aggregate principal amount of Securities to be converted or portion thereof surrendered for conversions divided by (B) the Conversion Price in effect on the Conversion Day and any cash payments for fractional shares pursuant to Section 11.03(b).

(ii)	If the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to Holders surrendering Securities for conversion cash in an amount equal to the product of:

(A)	a number equal to (1) the aggregate principal amount of Securities to be converted divided by 1,000 multiplied by (2) the Conversion Rate (as may have been adjusted pursuant to Section 11.07), and

(B)	the average of the Closing Prices of shares of Common Stock over the five Trading Day period starting the third Trading Day following the Conversion Date (the “Applicable Share Price”).

(iii)	If the Company elects to satisfy in cash a portion of the Conversion Obligation other than the entire obligation, or a percentage of the Conversion Obligation other than 100%, the Company will deliver to holders surrendering Securities for conversion such cash amount (“Partial Cash Amount”) and a number of Common Shares equal to the excess, if any, of the number of shares equal to the amount of the cash settlement determined pursuant to clause (ii) above minus such Partial Cash Amount divided by the Applicable Share Price, together with cash in lieu of any fractional shares determined using the Applicable Share Price.

(b) No fractional Common Shares or scrip certificates representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment and payment therefor in cash to the holder of Securities at the Closing Price of the Common Stock on the last Trading Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted or, the Applicable Share Price if the Company elects to satisfy all or any portion of its Conversion Obligation in cash.

Section 11.04. Adjustments Below Par Value. Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Securities would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

Section 11.05. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 11.06. Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities for shares of Common Stock. The shares of Common Stock or other securities issued upon conversion of any Restricted Security shall bear a legend substantially in the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Security or Securities, the Company shall make a payment therefor in cash at the current market value thereof. For these purposes, the current market value of a share of Common Stock shall be the Closing Price per share of Common Stock on the first Business Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

The Company covenants that all shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

Section 11.07. Adjustment of Conversion Price. (a) The conversion price (the “Conversion Price”) shall be that price set forth in paragraph 8 of the form of Security attached hereto as Exhibit A and shall be adjusted from time to time by the Company as follows:

(i) In case the Company shall (A) pay a dividend or other distribution in shares of Common Stock or other Capital Stock to all holders of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) reclassify its outstanding Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Capital Stock which it would have owned or have been entitled to receive had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification.

(ii) In case the Company shall issue to all holders of its Common Stock or holders of its Preferred Stock, rights, warrants or options entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share of Common Stock (as determined in accordance with Section 11.7(b) below), at the record date for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or the convertible securities offered).

(iii) In case the Company shall distribute to all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its indebtedness, cash, other securities or other assets, or shall distribute to all holders of its Common Stock, rights, warrants or options to subscribe for or purchase any of its securities (excluding (A) rights, options and warrants referred to in Section 11.07(a)(ii), (B) dividends and distributions paid solely in cash and not referred to in Section 11.07(a)(iv), and (C) those dividends, distributions, subdivisions and combinations referred to in Section 11.07(a)(i)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (as determined in accordance with Section 11.07(b) below) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the portion of the Capital Stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case as applicable, to one share of Common Stock, and the denominator of which shall be the current market price per share (as determined in accordance with Section 11.07(b) below) of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(iv) In case the Company shall declare a cash dividend or distribution to all or substantially all holders of its Common Stock, then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by a fraction, the numerator of which shall be the Pre-Dividend Sale Price minus the Dividend Adjustment Amount, and the denominator of which shall be the Pre-Dividend Sale Price; provided that no adjustment to the Conversion Price or the ability of a Holder of a Security to convert such security will be made if the Company provides that Holders of Securities will participate in the cash dividend or distribution without conversion; provided, further, that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount) then in lieu of any adjustment under this clause (iv), the Company shall make adequate provision so that each Holder of Securities shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Securities on the record date for such cash dividend or distribution. “Pre-Dividend Sale Price” means the average Common Stock price for the three consecutive Trading Days ending on the Trading Day immediately preceding the ex-dividend date for such dividend or distribution. “Dividend Adjustment Amount” means the full amount of the dividend or distribution to the extent payable in cash applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(v) In case the Company or any of its Subsidiaries shall make a payment in respect of a tender offer or exchange offer for shares of Common Stock, then in each such case the Conversion Price shall be adjusted by an amount equal to the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the aggregate consideration paid per share of Common Stock minus the Closing Price per share of Common Stock on the Trading Date next succeeding the last day on which tenders or exchanges may be made pursuant to such offer. Such adjustment shall become effective immediately after the date of such repurchase.

(vi) In case someone other than the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock in which, as of the closing date of the offer, the Company’s board of directors is not recommending rejection of the offer, the Conversion Price will be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the closing of the offer by a fraction, the numerator of which shall be the current market price per share (as determined in accordance with Section 11.07(b) below) of the Common Stock on the date of the closing of the offer minus the quotient obtained by dividing the Aggregate Market Premium (as defined below) involved in such tender offer or exchange offer by the difference between the number of shares of Common Stock outstanding before the closing of the offer and the number of shares of Common Stock the subject of such tender offer or exchange offer, and the denominator of which shall be the current market price per share (as determined in accordance with Section 11.07(b) below) of the Common Stock on the date of the closing of the offer. Such adjustment shall become effective immediately after the closing of the offer. For purposes of this subsection (vi), the “Aggregate Market Premium” is the excess, if any, of the aggregate price paid for all such Common Stock at the closing of the offering over the aggregate current market value per share (as determined in accordance with Section 11.07(b) below) of all such stock, determined with respect to each share involved in each such offer as of the date of the closing of such offer with respect to such share. The adjustment referred to in this subsection (vi) will only be made if:

(A)	the tender offer or exchange offer is for an amount that increases the offeror’s ownership of Common Stock to more than 25% of the total shares of the Company’s Common Stock outstanding; and

(B)	the cash and value of any other consideration included in the payment per share of Common Stock exceeds the current market price per share of Common Stock on the Business Day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

However, the adjustment referred to in this subsection (vi) will not be made if as of the closing of the offer, the offering documents disclose a plan or an intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the Company’s assets.

(b) For the purpose of any computation under Section 11.07(a)(ii), (iii) and (vi) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices per share of Common Stock for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring such computation. The “Closing Price” with respect to the Common Stock for any day shall mean the closing sale price, regular way, per share of Common Stock on such day or, in case no such sale of Common Stock takes place on such day, the average of the reported closing bid and asked prices, regular way, per share of Common Stock in each case on the New York Stock Exchange, the Nasdaq Stock Market or principal national security exchange or other quotation system on which the Common Stock is quoted or listed or admitted to trading on such day, or, if the Common Stock is not so quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices per share of Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if such average is not so available, determined in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or if not so determinable as provided under any applicable alternative above, a price per share of Common Stock determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

(c) If the rights (the “Rights”) provided for in the Company’s Rights Agreement dated June 1, 2001, as amended (the “Stockholder Rights Plan”) between the Company and U.S. Stock Transfer Corporation have separated from the Company’s Common Stock in accordance with the provisions of the Stockholder Rights Plan so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Price will be adjusted as provided in Section 11.07(a)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, the Company may amend its Stockholder Rights Plan to provide that upon conversion of the Securities the Holders will receive, in addition to Common Stock issuable upon such conversion, the rights which would have attached to such shares of Common Stock if the rights had not become separated from the Common Stock under the Company’s Stockholder Rights Plan. To the extent that the Company adopts any future rights plan, upon conversion of the Securities into Common Stock, Securityholders will receive, in addition to Common Stock, the rights under the future rights plan whether or not the rights have separated from the Common Stock at the time of conversion and no adjustment to the Conversion Price will be made in accordance with Section 11.07(a)(iii).

(d) In any case in which this Section 11.07 shall require that an adjustment be made immediately following a record date established for purposes of Section 11.07, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 11.07) issuing to the holder of any Security converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Price shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 11 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 11.

Section 11.08. No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 11.08 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

No adjustment need be made for a transaction referred to in Section 10.06 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation upon conversion; provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate.

No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

To the extent that the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 11.09. Equivalent Adjustments. In the event that, as a result of an adjustment made pursuant to Section 11.07 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 11.

Section 11.10. Adjustment for Tax Purposes. The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 11.07, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution or securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

Section 11.11. Notice of Adjustment. Whenever the Conversion Price is adjusted, or Securityholders become entitled to other securities or due bills, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

Section 11.12. Notice of Certain Transactions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock and the dividend (or other distribution) has a per share value exceeding 10% of the Closing Price per share of Common Stock on the day preceding the declaration date for such distribution; or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase, for a period expiring within 60 days of the date of distribution, shares of our Common Stock at less than the then current market price;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing on the list provided for in Section 2.07, as promptly as possible but in any event at least twenty days prior to the ex-dividend date for such distribution, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend or distribution. The Company shall not be required to give any such notice if the Holders are to participate in the transaction on the basis on which holders of Common Stock participate in the transaction.

Section 11.13. Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of Capital Stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 11. If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 11.13 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of its Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Securities may be made pursuant to Section 11.07 shall not be deemed to be a sale or conveyance of all or substantially all of the assets of the Company for purposes of this Section 11.13.

In the event the Company shall execute a supplemental indenture pursuant to this Section 11.13, the Company shall promptly, and in any event within ten days, file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

Section 11.14. Trustee’s Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.11. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 11. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 11.14 as the Trustee.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 11.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.13.

Section 11.15. Voluntary Reduction. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Trading Days or such longer period as may be required by law and if the reduction is irrevocable during the period; provided that in no event may the Conversion Price be less than the par value of a share of Common Stock.

Section 11.16. Simultaneous Adjustments. In the event that this Article 11 requires adjustments to the Conversion Price under more than one of Sections 11.07(a)(iii), (a)(iv) and (a)(v), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.07(a)(iv) or (a)(v), as applicable, and, second, the provisions of Section 11.07(a)(iii). If more than one event requiring adjustment pursuant to Section 11.07 shall occur before completing the determination of the Conversion Price for the first event requiring such adjustment, then the Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Conversion Price (and the calculation thereof) after giving effect to all such events as shall preserve for Securityholders the Conversion Price protection provided in Section 11.07.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or transmitted by facsimile transmission (confirmed orally) to the following facsimile numbers:

if to the Company, to:

Powerwave Technologies, Inc.
1801 E. St. Andrew Place
Santa Ana, California 92705
Attention: Chief Financial Officer
Facsimile No.: 714-466-5801

if to the Trustee, to:

Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
MS NYC 60-2710
New York, New York 10005
Attention: Corporate Trust and Agency Services
Facsimile No.: (212) 797-8614

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.05. Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 12.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.08. Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest or Liquidated Damages, if any, shall accrue for the intervening period.

Section 12.09. Governing Law. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

Section 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12. Multiple Originals. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

POWERWAVE TECHNOLOGIES, INC.

By:	/s/ Bruce C. Edwards
Name:	Bruce C. Edwards
Title:	CEO

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Susan Johnson
Name:	Susan Johnson
Title:	Vice President

EXHIBIT A-1

[FORM OF FACE OF GLOBAL SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO POWERWAVE TECHNOLOGIES, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR

A-1-1

OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]1

[1]	These paragraphs to be included only if the Security is a Restricted Security.

A-1-2

POWERWAVE TECHNOLOGIES, INC.

1.875% Convertible Subordinated Note due 2024

No.:	CUSIP: 739363 AC3

ISIN NUMBER: US739363AC34

Issue Date:	Principal Amount:

POWERWAVE TECHNOLOGIES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount as set forth on Schedule I hereto, on November 15, 2024, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2005

Record Dates: May 31 and November 30, commencing May 31, 2005

Dated:	POWERWAVE TECHNOLOGIES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF SECURITY]

POWERWAVE TECHNOLOGIES, INC.

1.875% Convertible Subordinated Note due 2024

1. Interest.

This Security shall accrue interest a rate of 1.875% per annum. The Company promises to pay interest on the Securities in cash semiannually on each June 15 and December 15, commencing June 15, 2005, to Holders of record on the immediately preceding May 31 and November 30, respectively. Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from November 10, 2004, until the Principal Amount is paid or duly made available for payment. The Company will pay interest on any overdue Principal Amount at the interest rate borne by the Securities, compounded semiannually, and it shall pay interest on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same interest rate compounded semiannually. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment.

The Company will pay interest and Liquidated Damages, if any, on this Security (except defaulted interest) to the Person who is the registered Holder of this Security at the close of business on May 31 or November 30, as the case may be, whether or not this day is a business day, next preceding the related interest payment date. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Repurchase Price, Change in Control Purchase Price and the Principal Amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest, Liquidated Damages, if any, the Redemption Price, Repurchase Price, Change in Control Purchase Price and the Principal Amount at Stated Maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate Principal Amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3. Paying Agent, Conversion Agent and Registrar.

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4. Indenture.

The Company issued the Securities under an Indenture dated as of November 10, 2004 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Initial Securities are subordinated unsecured obligations of the Company limited to up to $150,000,000 aggregate Principal Amount (or up to $200,000,000 if the Initial Purchaser’s option to purchase additional Securities is exercised) [and, as of             , the Additional Securities are subordinated unsecured obligations of the Company limited to up to $             aggregate Principal Amount].2 The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness.

5. Optional Redemption.

The Company may redeem all or any portion of the Securities at any time on or after November 21, 2011, at a redemption price, payable in cash, equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon up to but not including the Redemption Date. On or after November 21, 2009 until November 20, 2010, the Company may redeem all or any portion of the Securities, at a redemption price, payable in cash, equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon up to but not including the Redemption Date, in the event that the Closing Price of the Common Stock for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the last Trading Day of the calendar month preceding the calendar month in which the notice of redemption is properly mailed to Holders is more than 160% of the then applicable Conversion Price on that 30th Trading Day. On or after November 21, 2010 until November 20, 2011, the Company may redeem all or any portion of the Securities, at a redemption price, payable in cash, equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon up to but not including the Redemption Date, in the event that the Closing Price of the Common Stock for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the last Trading Day of the calendar month preceding the calendar month in which the notice of redemption is properly mailed to Holders is more than 130% of the then applicable Conversion Price on that 30th Trading Day. Notice of redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to

[2]	To be included as appropriate in connection with an issuance of Additional Notes.

pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest and Liquidated Damages, if any, cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

6. Repurchase by the Company at Option of Holder Upon Specified Dates.

At the option of the Holder and subject to the terms and conditions of the Indenture, on each of November 15, 2011, November 15, 2014 and November 15, 2019, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities, or any portion of the principal amount thereof that is an integral multiple of $1,000. The Company shall repurchase such Securities at a price equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon up to but not including the Repurchase Date. Holders have the right to withdraw any Repurchase Election by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

On or before 30 Business Days prior to each Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed, by first class mail, to all Holders of record on such date a notice to each Holder at its last address as the same appears on the Security Register, and to beneficial owners as required by applicable law; provided that if the Company shall give such notice, it shall also give written notice to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to Holder

7. Purchase by the Company at the Option of the Holder Upon Change in Control.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder after the occurrence of a Change in Control of the Company for a Change in Control Purchase Price payable in cash, equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, up to but not including the Change in Control Purchase Date. Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If money sufficient to pay the Change in Control Purchase Price of all Securities (or portions thereof) to be purchased as of the Change in Control Purchase Date is deposited with the Paying Agent on the Business Day following the Change in Control Purchase Date, interest and Liquidated Damages, if any, cease to accrue on such Securities (or portions thereof) immediately after such Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Change in Control Purchase Price upon surrender of such Security.

8. Conversion.

A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on November 15, 2024, subject to the Company’s ability to elect to deliver cash or a combination of cash and Common Stock in lieu of Common Stock by surrender of the Security so to be converted in whole or in part; provided, however, that if the Security is called for redemption or subject to purchase on a Repurchase Date or upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date, Repurchase Date or Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or purchase (unless the Company shall default in paying the Redemption Price, Repurchase Price or Change in Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased).

The initial conversion price is $11.09 per share, subject to adjustment under certain circumstances as described in the Indenture (the “Conversion Price”). The number of shares issuable upon conversion of a Security is determined by dividing the principal amount converted by the Conversion Price in effect on the Conversion Date. Upon conversion, no adjustment for interest, if any, or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price of the Common Stock on the Conversion Date or, if the Company elects to satisfy all or any portion of its Conversion Obligation in cash, based on the Applicable Share Price.

Following a Change in Control that occurs at a time that the Security is not redeemable by the Company and in which 10% or more of the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the consideration for the Common Stock in such Change in Control consists of (i) cash, (ii) other property, or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a United States national securities exchange or the Nasdaq National Market, a Holder who elects to convert its Security in connection with such Change in Control will be entitled to receive Additional Shares of Common Stock upon conversion in certain circumstances, subject to the Company’s payment elections set forth in the Indenture. Under certain circumstances, if the acquiring entity is a public company, the conversion obligations may be converted into conversion obligations of the acquiring entity to convert Securities into Public Acquirer Common Stock as set forth in the Indenture.

To convert a Security, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs. If a Holder surrenders a Security for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Security must be accompanied by payment of an amount equal to the interest and Liquidated Damages, if any, payable on such interest payment date on the principal amount of the Security or portion thereof then converted; provided, however, that no such payment shall be required if such Security has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Security is surrendered for conversion on the interest payment date. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder has delivered a Repurchase Election or a Change in Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section 3.07 or Section 3.08 of the Indenture may be converted only if such election or notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9. Subordination.

The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

10. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Election or a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13. Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities (including Additional Securities, if any) at the time outstanding and (b) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities (including Additional Securities, if any) at the time outstanding. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities: (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 or Section 11.13 of the Indenture, (iii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, (iv) to make any change that does not adversely affect the rights of any Holder of the Securities, (v) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA and (vi) to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture.

14. Defaults and Remedies.

Under the Indenture, Events of Default include, in summary form, (i) default for 30 days in payment of any interest or Liquidated Damages, if any, on any Securities, whether or not such payment is prohibited by the subordination provisions of the Indenture; (ii) default in payment of the Principal Amount, Redemption Price, Repurchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable, whether or not such payment is prohibited by the subordination provisions of the Indenture; (iii) failure to provide notice of the occurrence of a Change in Control as required by the Indenture, which continues for a period of 30 days; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (v) default by the Company in the payment of principal when due of indebtedness for money borrowed, by the Company or its Subsidiaries in the principal amount then outstanding in excess of $25,000,000, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded within 15 days after notice to the Company in accordance with the Indenture; and (vi) certain events of bankruptcy, insolvency or reorganization involving the Company.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

15. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

18. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (“tenants in common”), TEN ENT (“tenants by the entireties”), JT TEN (“joint tenants with right of survivorship and not as tenants in common”), CUST (“custodian”) and U/G/M/A (“Uniform Gift to Minors Act”).

19. Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

Powerwave Technologies, Inc.
1801 E. St. Andrew Place
Santa Ana, California 92705
Attn.: Chief Financial Officer

FORM OF

ELECTION OF HOLDER TO REQUIRE REPURCHASE

(1) The undersigned hereby elects to have this Security repurchased by the Company pursuant to Section 3.07 or Section 3.08 of the Indenture (mark the appropriate line below).

•	Section 3.07

•	Section 3.08

(2) The undersigned hereby directs the Trustee or the Company to pay it or              an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to, but excluding, the Repurchase Date or the Change in Control Repurchase Date, as applicable, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible

Guarantor Institution with membership in an

approved signature guarantee program pursuant

to Rule 17Ad-15 under the Securities Exchange

Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least

U.S. $1,000 or an integral multiple of $1,000

in excess thereof):

Remaining principal amount following such

repurchase (not less than U.S. $1,000):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

FORM OF

CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
Signature(s)

If shares or Securities are to be registered in the

name of a Person other than the Holder, please

print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

[Signature Guaranteed]

If only a portion of the Securities is to be converted, please indicate:

1.	Principal amount to be converted: U.S. $ ___________

2.	Principal amount and denomination of Securities representing unconverted principal amount to be issued:

Amount: U.S. $	Denominations: U.S. $

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof.)

FORM OF

ASSIGNMENT

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:	_________________________________________

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad - 15 under the Securities Exchange Act of 1934.

Signature Guaranteed

SCHEDULE I

POWERWAVE TECHNOLOGIES, INC.

1.875% Convertible Subordinated Note due 2024

Date	Principal Amount	Notation

[FORM OF FACE OF CERTIFICATED SECURITY]

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]3

[3]	These paragraphs to be included only if the Security is a Restricted Security.

POWERWAVE TECHNOLOGIES, INC.

1.875% Convertible Subordinated Note due 2024

No.:	CUSIP:

Issue Date:	Principal Amount:

POWERWAVE TECHNOLOGIES, INC., a Delaware corporation, promises to pay to              or registered assigns, the Principal Amount of             , on November [    ], 2024, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2005.

Record Dates: May 31 and November 30, commencing May 31, 2005

Dated:	POWERWAVE TECHNOLOGIES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE IS IDENTICAL TO EXHIBIT A-1]

EXHIBIT B

POWERWAVE TECHNOLOGIES, INC.

1.875% Convertible Subordinated Note due 2024

Transfer Certificate

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $[                     ] Principal Amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐	A transfer of the Surrendered Securities is made to the Company or any Subsidiary; or

☐	The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or

☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Company.

DATE:
Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

SCHEDULE I

The following table sets forth the share prices and the number of Additional Shares to be received per $1,000 principal amount of Securities:

Make Whole Premium on Change in Control

	Share Price on Date of Change in Control
Date of Change in Control	$7.92	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00
November 10, 2004	36.0	35.5	29.6	25.2	21.5	18.8	16.3	14.5	12.7	11.5
November 15, 2005	36.0	36.0	30.2	25.4	21.8	18.5	16.3	14.1	12.6	11.1
November 15, 2006	36.0	36.0	31.0	25.5	21.6	18.4	15.7	13.7	12.0	10.4
November 15, 2007	36.0	36.0	30.5	25.3	20.7	17.4	14.7	12.6	10.7	9.3
November 15, 2008	36.0	36.0	30.2	23.9	19.5	15.8	12.9	10.7	8.9	7.4
November 15, 2009	36.0	36.0	29.8	22.8	17.2	13.6	10.3	7.3	5.8	3.4
November 15, 2010	36.0	36.0	27.1	19.5	14.7	9.6	5.4	3.9	2.0	1.5
November 15, 2011	28.9	28.0	18.6	11.4	6.7	3.8	1.8	0.8	0.3	0.1

Make Whole Premium on Change in Control

	Share Price on Date of Change in Control
Date of Change in Control	$17.00	$18.00	$19.00	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00
November 10, 2004	10.3	9.2	8.5	7.7	7.0	6.4	6.0	5.5	5.0
November 15, 2005	9.9	9.0	8.0	7.2	6.7	6.0	5.5	5.0	4.7
November 15, 2006	9.4	8.2	7.4	6.7	5.9	5.4	4.9	4.4	4.0
November 15, 2007	8.0	7.2	6.2	5.5	5.0	4.4	3.8	3.5	3.3
November 15, 2008	6.3	5.2	4.6	3.8	3.2	2.9	2.5	2.1	1.8
November 15, 2009	2.6	2.0	1.1	0.9	0.0	0.0	0.0	0.0	0.0
November 15, 2010	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
November 15, 2011	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Make Whole Premium on Change in Control
	Share Price on Date of Change in Control
Date of Change in Control	$26.00	$27.00	$28.00	$29.00	$30.00	$31.00	$32.00	$33.00	$34.00	$35.00
November 10, 2004	4.7	4.4	4.0	3.7	3.5	3.3	3.1	2.9	2.7	2.5
November 15, 2005	4.3	3.9	3.6	3.4	3.2	2.9	2.7	2.5	2.4	2.3
November 15, 2006	3.7	3.5	3.1	2.8	2.6	2.5	2.3	2.1	1.9	1.8
November 15, 2007	2.8	2.5	2.4	2.2	1.9	1.7	1.6	1.5	1.4	1.2
November 15, 2008	1.7	1.4	1.2	1.1	1.0	0.8	0.7	0.7	0.6	0.6
November 15, 2009	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
November 15, 2010	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
November 15, 2011	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0